CONSENT OF QUALIFIED PERSON

To: The Board of Energizer Resources (formerly Uranium Star Corporation)
Ontario Securities Commission

Re: Energizer Resources (formerly Uranium Star Corporation) and Technical Report Update NI 43-101 for the Green Giant Project, Fotadrevo, Province of Toliara, Madagascar, dated November 27, 2009

Referring to the Technical Report entitled "Technical Report Update NI 43-101 for the Green Giant Project, Fotadrevo, Province of Toliara, Madagascar", dated November 27, 2009 (the "Technical Report") which was prepared for Energizer Resources (formerly Uranium Star Corporation), I hereby consent to the filing of the Technical Report with the Commissions and SEDAR.

I also confirm that I have read the news release of Energizer Resources (formerly Uranium Star Corporation) dated February 5, 2010 and said press release fairly and accurately represents the information of the Technical Report that supports the disclosure set out in said press release.

Dated this 5th day of February, 2010.

Yours truly,

T. McCracken

PROFESSIONAL GEOSCIENTISTS
TODD H P McCRACKEN
PRACTISING MEMBER
0631
ONTARIO

Todd McCracken, P.Geo.
Associated Geologist
PEG Mining Consultants Inc..